U. S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                   Post Effective Amendment to

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933



                    URBANALIEN CORPORATION
                 ----------------------------
      (Name of Small Business Issuers in its charter)

           NEVADA                        88-0503197
      -----------------               -----------------
(State of other jurisdiction         (I.R.S. Employer
             of                   Identification Number)
incorporation or organization

        5180 Orbitor Drive,
  Mississauga, Ontario, Canada           L4W 5L9
--------------------------------      -------------
    (Address of principal               (zip code)
     executive offices)

Issuer's telephone number: 905 629-6677.


                  2002 Stock Award Plan
              -------------------------------------
                    (Full title of the plans)


                   GoPublicToday.com, Inc.
                     1701 Valmora Street
                   Las Vegas, Nevada 89102
             ---------------------------------------
             (Name and address of agent for service)

                        702-491-8603
  -------------------------------------------------------------
  (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


===============================================================

                 CALCULATION OF REGISTRATION FEE

                                Proposed   Proposed
                                maximum    Maximum
                                offering  Aggregate   Amount of
   Title of      Amount to be    price     offering  registration
  securities
     to be        Registered    per unit    price        fee
  registered
----------------------------------------------------------------

Common stock,       1,000,000    $0.001    $1,000       $.09
par                 shares
value, $0.001
per share

----------------------------------------------------------------

*  Estimated  solely for purposes of calculating the registration
fee.   Calculated  in  accordance  with  Rule  457(c)  under the
Securities Act of 1933 based upon par value of the stock, as there is no trading market.

                                     PART I

              Information Required in the Section 10(a) Prospectus

ITEM 1.  PLAN INFORMATION

A. This issuance of shares is being made pursuant to the Company's 2002 Stock Award Plan, which provides the following:

YEAR 2003 STOCK AWARD PLAN

1. Purpose. This Year 2002 Stock Award Plan (the 'Plan') of Information Architects Corporation (the 'Company'), for selected employees, officers, directors and key consultants and advisors to the Company is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in the success of the Company, thereby encouraging them to remain in the employ of or provide consulting services to the Company or any of its subsidiaries.

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the 'Board') which shall keep the minutes of its proceedings with regard to the Plan and all records, documents, and data pertaining to its administration of the Plan. A majority of the members of the Board shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Board may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan shall be subject to the determination of the Board. The actions of the Board in exercising all of the rights, powers and authorities set out in this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive, and binding on the parties.

3. Shares Available Under the Plan. The stock subject the Stock Awards shall be shares of the Company's Common Stock, $.001 par value, (the 'Common Stock'). The total number of shares of Common Stock available under the Plan shall not exceed in the aggregate 1,000,000. Such shares may be treasury shares or authorized but unissued shares.

4. Eligibility. The individuals who shall be eligible to participate in the Plan shall be any officer, director, employee, consultant, advisor or other person providing key services to the Company who are not engaged in any prohibited activity (hereinafter such persons may sometimes be referred to as the 'Eligible Individuals'). Prohibited Activity shall include the following:

        o services rendered to the Company in connection with a capital-raising or market making transaction;
        o services that directly or indirectly promote or maintain a market for the Company's securities;
        o   services by current or future auditors of the Company; and
        o   services in connection with a shell merger.

5. Authority to Grant Stock Awards. The Board in its discretion and subject to the provisions of the Plan may, from time to time, grant to eligible individuals of the Company Stock Awards. The Board may award and issue shares of Common Stock under the Plan to an eligible individual ('Stock Award'). Stock Awards may be made in lieu of cash compensation or as additional compensation. Stock Awards may also be made pursuant to performance-based goals established by the Board.

Subject only to any applicable limitations set forth in the Plan, the number of shares of Common Stock covered by any Stock Award shall be determined by the Board.

6.  Stock Awards.

        (a) Awards in Lieu of Compensation. The Board may grant Common Stock to an Eligible Individual under the Plan, without any payment by the individual, in lieu of certain cash compensation or as additional compensation. The Stock Award is subject to appropriate tax withholding. After compliance with the tax withholding requirements, a stock certificate shall be issued to the individual recipient of the Stock Award. The certificate shall bear such legend, if any, as the Board determines is reasonably required by applicable law. Prior to receipt of a Stock Award, the individual must comply with appropriate requests of the Board to assure compliance with all relevant laws.

        (b) Performance Based Awards. The Board may award shares of Common Stock, without any payment for such shares, to designated individuals if specified performance goals established by the Board are satisfied. The designation of an employee eligible for a specific performance-based Stock Award shall be made by the Board in writing prior to the beginning of the twelve month period for which the performance is measured. The Board shall establish the number of shares to be issued to a designated employee if the performance goal is met. The Board must certify in writing that a performance goal has been met prior to issuance of any certificate for a performance-based Stock Award to any employee. If the Board certifies the entitlement of an employee to the performance-based Stock Award, the certificate shall be issued to the employee as soon as administratively practicable, and subject to other applicable provisions of the Plan, including but not limited to, all legal requirements and tax withholding. Performance goals determined by the Board may be based on specified increases in net profits, stock price, Company or segment sales, market share, earnings per share, and/or return on equity.

7. Registration; Assignment/Transfer Restrictions. The Company may, but shall not be obligated to, register any securities covered by a Stock Award pursuant to the 1933 Act (as now in effect or as hereafter amended) and, in the event any shares are registered, the Company may remove any legend on certificates representing these shares. Unless registered, the securities issued under this Plan may only be sold, transferred, hypothecated or assigned under an exemption from registration under the Securities Act of 1933, as amended after furnishing the Company an opinion of counsel regarding compliance with such law. The Company shall not be obligated to take any other affirmative action in order to cause the Stock Award to comply with any law or regulation of any governmental authority, including Section 401(a) of the Internal Revenue Code.

8. Employment Obligation. The granting of any Stock Award shall not impose upon the Company any obligation to employ or continue to employ any grantee; and the right of the Company to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that a Stock Award has been granted to him.

9. Changes in the Company's Capital Structure. The existence of outstanding Stock Awards shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company effects a subdivision or consolidation of shares or other capital readjustment, the payment of a dividend in capital stock or other equity securities of the Company on its Common Stock, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving consideration therefore in money, services, or property, or the reclassification of its Common Stock, in whole or in part, into other equity securities of the Company, then: (a) the number, class and per share price of shares of Common Stock subject to Stock Awards hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, the Common Stock, the Stock Awards shall extend to such other securities) in a manner so as to entitle a grantee to receive, for the same aggregate cash consideration, and for an award of pending performance-based Stock Awards, the same total number and class or classes of shares or in the case of a dividend of, or reclassification into, other equity securities, those other securities) he would have held after adjustment if the Stock Award was earned, immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) shall be adjusted by substituting for the total number and class of shares of stock then reserved, the number and class or classes of shares of stock (or in the case of a dividend of, or reclassification into, other equity securities, those other securities) that would have been received by the owner of an equal number of outstanding shares of Common Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each employee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above. Appropriate adjustments shall also be made to pending Stock Awards. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Stock Awards.

10. Amendment or Termination of Plan. The Board may at any time alter, suspend or terminate the Plan.

11. Forfeitures. Notwithstanding any other provisions of this Plan, if the Board finds by a majority vote after full consideration of the facts that the employee, before or after termination of his employment with the Company or its subsidiaries for any reason (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by the Company or its subsidiaries, which conduct damaged the Company or its subsidiaries, or disclosed trade secrets of the Company or its subsidiaries, or (b) participated, engaged in or had a financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor in the United States which is competitive with the business of the Company or its subsidiaries without the written consent of the Company or its subsidiaries, the employee shall forfeit all outstanding Stock Awards which are not fully vested, including all rights related to such matters, and including any performance based Stock Awards to which he may be entitled, and other elections pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the employee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of the corporation. The decision of the Board as to the cause of the employee's discharge, the damage done to the Company or its subsidiaries, and the extent of the employee's competitive activity shall be final. No decision of the Board, however, shall affect the finality of the discharge of the employee by the Company or its subsidiaries in any manner. To provide the Company with an opportunity to enforce this Section, no certificate for Stock may be issued under this Plan without the certification by the Board that no action forbidden by this provision has been raised for their determination.

12. Taxes and Withholding. The participants under the Plan will be liable for federal, state or local tax imposed by the grant of shares under this Plan. The Company shall be entitled to deduct from other compensation payable to each employee any sums required by federal, state, or local tax law to be withheld with respect to the grant, vesting, as appropriate, of an Stock Award. In the alternative, the Company may require the employee (or other person receiving the Stock Award) to pay the sum directly to the employer corporation.

13. Written Agreement. Each Stock Award granted hereunder shall be embodied in a written agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the grantee and by an appropriate officer of the Company on behalf of the Company. Each agreement shall contain other provisions which the Board in its discretion shall deem advisable.

14. Governing Law and Interpretation. This Plan shall be governed by the laws of the state of North Carolina. Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

15. Effective Date of Plan. The Plan shall become effective as of January 1, 2003 (the 'Effective Date') and shall terminate on December 31, 2003.

The Plan is not subject to ERISA.

As the Administrators of the Plan are also Directors of the Company, the Administrators are selected and removed from office in the same manner as they are selected and removed as Directors of the Company, and their term of office as Administrators is the same as their term of office as Directors of the Company.

Additional information about the Plan and the Administrators may be obtained from:

          Anila Ladha
          CHIEF EXECUTIVE OFFICER
          URBANALIEN CORPORATION
          5180 Orbitor Drive,
          Mississauga, Ontario, Canada  L4W 5L9
          905 629-6677.

This registration statement is for the following awards under the Plan:

CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 6, 2002, between UrbanAlien Corporation, a Nevada corporation (the "Company"), and Scott Bleazard ("Consultant"), an individual.

Services provided: A. Identifying prospective strategic partners and strategic alliances - except reverse mergers designed to take a private company public;

B. Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by Client;

C. Business development;

D. 1934 Act filing issues;

E. Business strategies;

F. Corporate imaging advertising including print, online and multimedia mediums;

G. Development of business compensation policies;

H. Periodic reporting as to developments concerning the industry which may be relevant or of interest or concern to the Client or the Client's business;

I. Developing and managing Strategic Planning issues;

J. Providing Project Management services for various non-prohibited projects;

K. Assisting in the management of other outsource vendors;

L. Online content development and coordination for the Client's web presence;

M. Provide management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company on a monthly basis, making recommendations to enhance the operational efficiency.

N. Consulting on alternatives to enhance operational growth of the Company;

O. Coordinating corporate administrative activities.


Services previously provided:  None

Number of Shares:  300,000

CONSULTING SERVICES AGREEMENT (this "Agreement"), dated as of November 6, 2002, between UrbanAlien Corporation, a Nevada corporation (the "Company"), and Stephen Brock ("Consultant"), an individual.

Services provided A. Identifying prospective strategic partners and strategic alliances - except reverse mergers designed to take a private company public;

B. Corporate planning, strategy and negotiations with potential strategic business partners and/or other general business consulting needs as expressed by Client;

C. Business development;

D. 1934 Act filing issues;

E. Business strategies;

F. Corporate imaging advertising including print, online and multimedia mediums;

G. Development of business compensation policies;

H. Periodic reporting as to developments concerning the industry which may be relevant or of interest or concern to the Client or the Client's business;

I. Developing and managing Strategic Planning issues;

J. Providing Project Management services for various non-prohibited projects;

K. Assisting in the management of other outsource vendors;

L. Online content development and coordination for the Client's web presence;

M. Provide management consulting services including: analyzing historical operational performance, reviewing operational performance of the Company on a monthly basis, making recommendations to enhance the operational efficiency.

N. Consulting on alternatives to enhance operational growth of the Company;

O. Coordinating corporate administrative activities.


Services previously provided by Mr. Brock individually:  None

Number of Shares:  500,000

Michael T. Williams, Esq. - Legal Services  200,000

SERVICES AGREEMENT (the "Agreement") dated November 6, 2002 is made by and between Urbanalien Corporation, a Nevada corporation ("the Company"), and Michael T. Williams, an individual resident of Florida ("Attorney").

Services provided:  assistance in the following matters:

          - The preparation of a Forms 10K-SB, 10Q-SB, and 8-K for transactions not involving mergers or change in control
          -    The preparation of Forms 3, 4, 5, and 13D/G
          -    The preparation of 144 opinions
          -    Availability to respond to general business law questions

Services previously provided:  None


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All documents incorporated by reference in Item 3 of Part II of this registration statement will be made available to all participants without charge, upon written or oral request. These documents are incorporated by reference in the Section 10(a) prospectus.

Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request.

All requests for these documents shall be directed to:

          Anila Ladha
          CHIEF EXECUTIVE OFFICER
          URBANALIEN CORPORATION
          5180 Orbitor Drive,
          Mississauga, Ontario, Canada  L4W 5L9
          905 629-6677.


                                     PART II

               Information Required in the Registration Statement

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents, which have been previously filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement:

      (a) The registrant's Articles of Incorporation filed on in Nevada in July 2001.
      (b) The registrant's By-Laws adopted in June 2001;
      (c) The Company's Form 10-SB12G Registration Statement initially filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on 5-13-2002, and subsequent amendments thereto;
      (d) The Form 10-QSB annual report of the Company for its quarter ended June 30, 2002, and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the quarter ended June 30, 2002; and
      (e) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.


All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The Registrant's Accountants named in the registration statement has no equity or other interest in the Registrant.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa FL. We have agreed to retain the principal of Williams Law Group, M. T. Williams, Esq., individually, to assist us in 1934 Act filings and have agreed to issue to him individually 200,000 shares of our common stock under this registration statement for providing these services.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted
to directors, officers or persons   controlling  the  company  pursuant  to
the foregoing provisions, the company has been informed that in the pinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability
insurance although permitted  by Section   78.752   of  the  GCL,  nor  does
the   Company have indemnification  agreements with any of its directors, officers, employees or agents.

In addition, Section 78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights
to   which   a   person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant
pursuant   to   the  foregoing  provisions,  or  otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore,  unenforceable.   In  the event that a claim  for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     4.a  -  Consulting  Agreement between  Urbanalien
             Corporation and Scott Bleazard

     4.b  -  Consulting  Agreement between  Urbanalien
             Corporation and Stephen Brock

     4.c - Agreement for legal services with Michael T. Williams, Esq.*

     5    - Opinion of Williams Law Group, P.A.

     23.a   - Consent of Williams Law Group, P.A.

            (included in Exhibit 5)

     23.b - Consent of Malone & Bailey*

*Filed herewith

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on this 16th day of May, 2003.

------------------------------------------------------------------------------
Title                          Name               Date            Signature
------------------------------------------------------------------------------

Principal Executive Officer    Anila Ladha     May 16, 2003  /s/  Anila Ladha
------------------------------------------------------------------------------

Principal Accounting Officer   Anila Ladha     May 16, 2003  /s/  Anila Ladha
------------------------------------------------------------------------------
Principal Financial Officer    Anila Ladha     May 16, 2003  /s/  Anila Ladha
------------------------------------------------------------------------------


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Board of Directors, as administrator of the Plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mississauga, Ontario, Canada, on this 16th day of May, 2003.

------------------------------------------------------------------------------
SIGNATURE                    NAME                     TITLE       DATE
------------------------------------------------------------------------------

/s/ Michael L. Wesinstein    Michael L. Wesinstein    Director    May 16, 2003
------------------------------------------------------------------------------
/s/ Shamira Jaffer           Shamira Jaffer           Director    May 16, 2003
------------------------------------------------------------------------------